ITRONICS INC. AND SUBSIDIARIES

                           SIGNIFICANT SUBSIDIARIES

                                  EXHIBIT 21



                                       STATE OF           NAMES UNDER WHICH
    NAME                             INCORPORATION         THEY DO BUSINESS
-----------                         ---------------      -------------------
Whitney & Whitney, Inc.                 Nevada                  Same

Itronics Metallurgical, Inc             Nevada                  Same

Nevada Hydrometallurgical Project
 (A Partnership)                        Nevada                  Same

American Hydromet
 (A Joint Venture)                      Nevada                  Same



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